Exhibit 10.8

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made as of August 3rd, 2020, by and between 62 1625-1751 S. FORDHAM LLC, a Colorado limited liability company and 64 1625-1751 S. FORDHAM LLC, a Colorado limited liability company (as tenants-in- common, collectively the “Landlord”) and CHROMADEX ANALYTICS, INC., a Nevada corporation (hereinafter referred to as “Tenant”).

RECITALS:

WHEREAS, Tenant and Landlord’s-predecessor-in-interest are parties to that certain Lease dated as of April 14, 2016 (the “Lease”) pursuant to which Landlord’s-predecessor-in- interest leases to Tenant and Tenant leases from Landlord certain improved space containing a total of approximately 10,052 rentable square feet as further described in the Lease (the  “Existing Premises”) within that certain building located at 1751 S. Fordham Street, Longmont, CO (the “Building”); and

WHEREAS, Tenant wishes to lease additional space in the Building and Landlord has agreed to lease to Tenant additional space in the Building, as more clearly described herein and upon the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows the parties agree as follows:

1. Building.Beginning on the mutualexecution and delivery of this Amendment,theterm “Building” shall be defined as collectively 1625 S. Fordham Street, Longmont CO. and 1751 S. Fordham Street, Longmont CO.

2. Expansion Premises. Landlord shall deliver to Tenant, and Tenant shall, in addition tothe Existing Premises, lease from Landlord that certain portion of the Building consisting of approximately 9,980 rentable square feet, as depicted on Exhibit A attached hereto (the “Expansion Space”). Subject to the terms and conditions of this Amendment, this Amendment shall commence on the earlier to occur: (a) Tenant occupies the Expansion Space; or (b) January 1, 2021 (the “Expansion Date”). Such Expansion Space shall be delivered as-is with all building systems, including base Building electrical service, serving the Premises in good working order and condition and Tenant is fully familiar with the current condition of the Expansion Space. Commencing on the Expansion Date, and continuing through the sixtieth (60th) consecutive month after the Expansion Date (such period shall be the “Expansion Term”), Tenant shall lease from Landlord a total of approximately 20,032 rentable square feet in the Building (consisting of the Existing Premises and the Expansion Space (the “Total Premises”). On and after the Expansion Date, all references in the Lease to the Premises shall refer to the Total Premises.

1

3. Extension. The parties agree that the Lease Initial Term has an Expiration Date of February 29, 2024. The parties agree that the Lease term is hereby extended and any and all reference to Expiration Date in the Lease shall be amended to provide that the Expiration Date is the last day of the sixtieth (60th) consecutive month after the Expansion Date.

4. Base Annual Rent for the Total Premises. Commencing on the Expansion Date, Tenant shall pay Base Rent for the Total Premises as follows:

Dates	Monthly Rent	Base Rent
Expansion Date – 12th full calendar month after the Expansion Date	$23,370.67	$280,448.00
13th month after the Expansion Date until the end of the 24th month after the Expansion Date	$24,071.79	$288,861.44
25th month after the Expansion Date until the end of the 36th month after the Expansion Date	$24,793.94	$297,527.28
37th month after the Expansion Date until the end of the 48th month after the Expansion Date	$25,537.76	$306,453.10
49th month after the Expansion Date until the end of the 60th month after the Expansion Date	$26,303.89	$315,646.70

A breakdown of the Base Rent for the Existing Premises and Expansion Space is attached hereto as Exhibit B.

5. Rental Concessions: The Landlord hereby grants unto the Tenant a concession in the payment of a portion of the Base Rent (the “Concession Period”) for the Tenant to perform construction in the Expansion Space and prepare the same for occupancy beginning on the Expansion Date and ending on the date that is the last day of the twelfth (12th) month from the ExpansionDate.DuringtheConcessionPeriodTenantshallpayaMonthlyBaseRent of $11,727.33 thereby giving the Tenant an abatement of Monthly Base Rent in the amount of $11,643.33 per month. During the Concession Period, Tenant is receiving an abatement that totals $139,720 (the “Concession Amount”) which is equally applied over each of the first twelve (12) calendar months of the Expansion Term. There is no abatement of Operating Expenses during the Concession Period. Notwithstanding the foregoing, Tenant shall not be entitled to such concession of Base Rent if Tenant is in default of any of the terms and provisions of this Lease to be complied with by Tenant beyond all applicable grace and cure period. Further, if Tenant shall be in default of any of its material obligations under the Lease at any point after receipt of any required notice from Landlord and beyond any applicable grace or cure period, the unamortized Concession Amount together with the unamortized broker commissions paid out in conjunction with this Amendment, which such total shall be amortized as of the date of the expiration of any applicable grace or cure period on a straight line basis over the Expansion Term shall become due and payable as additional Rent (as defined in the Lease). Furthermore, if the Tenant surrenders possession of the Premises back to the Landlord prior to the Expiration Date, the unamortized Concession Amount together with the unamortized broker

2

commissions paid out in conjunction with this Amendment, which such total shall be amortized as of the date of Tenant’s surrender of possession of the Premises on a straight line basis over the Expansion Term shall become immediately due and payable as additional Rent.

6. Operating Expenses. On the mutual execution and delivery of this Amendment, Tenant’s Share of Operating Expenses shall be Eight and 16/100th percent (8.16%) of Operating Expenses for the Building. From and after the Expansion Date, Tenant’s Share shall be Sixteen and 26/100th percent (16.26%) of Operating Expenses for the Building.

7. Tenant Improvement Work. Tenant acknowledges and agrees that Tenant shallaccept the Expansion Space in its as-is condition. Furthermore, Tenant and Landlord and agree that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Space. Any and all Tenant improvements for theExpansion Space shall follow the procedure outlined in the Lease and shall be considered Alterations. Tenant shall provide all documents and comply with all requirements of the Alterations article in the Lease. Notwithstanding the foregoing, provided Tenant is not in default under the terms and conditions of the Lease beyond any applicable grace or cure period, Landlord shall contribute Twenty-Two Thousand Eight Hundred Ninety-Seven and 88/100 ($22,897.88) dollars to Tenant towards the actual costs incurred by Tenant to complete Tenant’s work (“Landlord’s Contribution”). Landlord’s Contribution may be applied by Tenant to the costs incurred by Tenant for labor engaged in the construction of Tenant’s work, materials delivered to the Premises in connection with the Tenant’s work, permits, and architectural fees, impact fees (to the extent not paid by Landlord), consulting and engineering fees incurred by Tenant for the design, permitting, and construction of Tenant’s work. Landlord’s Contribution shall not be used by Tenant for the costs of Tenant’s trade fixtures and equipment. At Tenant’s written election to Landlord, Landlord shall credit the Landlord’s Contribution towards the Base Rent, Operating Expenses and additional Rent. Such credit shall be applied by Landlord no earlier than the first anniversary of the Expansion Date and no later than one hundred twenty (120) days after Landlord’s receipt of (i) a statement from Tenant’s general contractor or architect affirming that all of Tenant’s work has been completed and paid for by Tenant; (ii) a final, unconditional lien waiver from Tenant’s general contractor performing Tenant’s work; and (iii) if required, a temporary Certificate of Completion or Occupancy (or similar equivalent) for the Total Premises issued by the applicable governmental authority that allows Tenant to use and occupy the Total Premises for the Permitted Uses. If Tenant stores, uses or disposes of any chemicals in the Expansion Space or uses the Expansion Space in any way that would require to ventilate the Expansion Space according to an ASHRE/laboratory standard Tenant shall comply with such standards at Tenant’s sole cost and expense. If the Expansion Space requires any changes to the building systems, including but not limited to, ventilation or modifications to the HVAC system, electrical or water systems, such changes or modifications shall be completed by Tenant at Tenant’s sole cost and expense.

3

8. Security Deposit.

a. Landlord and Tenant hereby agree that Landlord is currently holding as a Security Deposit Fifty Thousand and 00/100 ($50,000.00) dollars for the Existing Premises. Landlordand Tenant hereby agrees that the Security Deposit shall be increased to Two Hundred Thousand and 00/100 ($200,000.00) dollars and the increase due from Tenant of One Hundred Fifty Thousand and 00/100 ($150,000.00) dollars shall be paid to Landlord on the mutual execution and delivery of this Amendment.

b. Providing that during the first thirteen (13) months after the Expansion Date, Tenant makes timely monthly payments of Base Rent, Operating Expenses and additional Rent and provided that Tenant is not in material default in the performance of any of its nonmonetary obligations beyond any applicable notice and cure periods under the Lease then Landlord shall apply Seventy Five Thousand and 00/100 ($75,000.00) dollars of Tenant’s Security Deposit towards the payment of Base Rent, Operating Expenses, and additional Rent leaving Tenant with a Security Deposit of One Hundred Twenty Five Thousand and 00/100 ($125,000.00) dollar (the “First Burn Down”).

c. Providing that Tenant has fully complied with the Lease and been awarded the First Burn Down then providing that during the first twenty five (25) months after the Expansion Date, Tenant makes timely monthly payments of Base Rent, Operating Expenses and additional Rent and provided that Tenant is not in material default in the performance of any of its nonmonetary obligations beyond any applicable notice and cure periods under the Lease then Landlord shall apply Fifty Thousand and 00/100 ($50,000.00) dollars of Tenant’s Security Deposit towards the payment of Base Rent, Operating Expenses and additional Rent leaving Tenant with a Security Deposit of Seventy Five Thousand and 00/100 ($75,000.00) dollar (the “Second Burn Down”).

d. Providing that Tenant has fully complied with the Lease and been awarded the First Burn Down and Second Burn Down and further providing that during the first thirty seven (37) months after the Expansion Date, Tenant makes timely monthly payments of Base Rent, Operating Expenses and additional Rent and provided that Tenant is not in material default in the performance of any of its nonmonetary obligations beyond any applicable notice and cure periods under the Lease then Landlord shall apply Twenty Five Thousand and 00/100 ($25,000.00) dollars of Tenant’s Security Deposit towards the payment of Base Rent, Operating Expenses and additional Rent leaving Tenant with a Fifty Thousand and 00/100 ($50,000.00) dollar Security Deposit (the “Third Burn Down”).

4

9. Broker: Tenant represents and warrants that Tenant has not dealt with any broker in connection with this Lease except Sentinel Management, Inc. and Cushman & Wakefield, Inc. (collectively the “Broker”), and that Tenant knows no other broker who negotiated this Amendment or is entitled to any commission in connection therewith. The execution and delivery of this Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant agrees to reimburse, indemnify and save harmless Landlord from any damages it may sustain as a result of a breach of this paragraph by Tenant, including all legal fees and disbursements incurred. Broker shall be paid its commission in connection with this Amendment by Landlord pursuant to a separate written agreement.

10. Option. In accordance with the Lease, Tenant shall still have one (1) additional Option that is for a term of sixty (60) months to begin the day after the Expiration Date. All terms and conditions of Tenant exercising such Option are defined in the Lease.

11. Miscellaneous.

a. Definitions. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

b. Ratification. Except as specifically amended or modified by this Amendment, the Lease shall remain in full force and effect and is hereby ratified and confirmed. All references herein and hereafter to the Lease shall include this Amendment.

c. Severability of Provisions. If any provision of this Amendment is for any reason held to be invalid, illegal or unenforceable in any respect, such provision shall not affect the validity, legality or enforceability of any other provision of this Amendment.

d. Entire Agreement; Amendments and Waivers. This Amendment, together with any exhibits hereto and the agreements and documents contemplated herein to be executed by any of the parties hereto, constitutes the entire agreement between Tenant and the Landlord pertaining to the subject matter contained herein and supersedes any and all previous agreements between the parties hereto regarding the subject matter hereto. Any provision of thisAmendment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

e. Authority. The individuals signing this Amendment on behalf of each party represent and warrant that such individual has the authority under the company’s governing documents to execute and deliver this Amendment in the name of and on behalf of the company.

5

f. Successors and Assigns. The Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

g. Conflicts. Notwithstanding anything to the contrary in the Lease, in the event of a conflict or inconsistency between the terms of the Lease and the terms and conditions of this Amendment, the terms and conditions set forth in this Amendment shall control and shall be deemed to supersede the Lease. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

h. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to facilitate the agreements contemplated by this Amendment, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Amendment based upon the form of signature.

i. Governing Law. This Amendment shall be deemed to have been made in theState of New York and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. In any action or proceeding arising herefrom, Tenant hereby consents to the jurisdiction of any competent court within the State of New York and to service of process by any means authorized by New York law.

[SIGNATURE PAGE TO FOLLOW]

6

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the date hereof.

LANDLORD:

62 1625-1751 S. FORDHAM LLC, a Colorado limited liability company			64 1625-1751 S. FORDHAM LLC, a Colorado limited liability company

By:	LONGBROOM LLC, a Delaware limited liability company, its sole member		By:	LONGBROOM LLC, a Delaware limited liability company, its sole member

	By:	/s/ Thomas A. Jakobson		By:	/s/ Thomas A. Jakobson
	Name:	Thomas A. Jakobson		Name:	Thomas A. Jakobson
	Title:	Manager		Title:	Manager

TENANT:

CHROMADEX ANALYTICS, INC.

By:	/s/ Kevin Farr
Name:	Kevin Farr
Title:	Chief Financial Officer

7

EXHIBIT A

Expansion Space

Not drawn to scale

8

EXHIBIT B

Period (in months)		Base Rent ($/sf)	Premises	Area (Sf)	Base Rent
From	To				Monthly ($)	Period ($)
Expansion Date	12	$ 14.00	Existing Premises	10,052	$ 11,727.33	$ 140,728.00
			Expansion Space	9,980	$ 11,643.33*	$ 139,720.00
13	24	$ 14.42	Existing Premises	10,052	$ 12,079.15	$ 144,949.84
			Expansion Space	9,980	$ 11,992.63	$ 143,911.60
25	36	$ 14.85	Existing Premises	10,052	$ 12,439.35	$ 149,272.20
			Expansion Space	9,980	$ 12,350.25	$ 148,203.00
37	48	$ 15.30	Existing Premises	10,052	$ 12,816.30	$ 153,795.60
			Expansion Space	9,980	$ 12,724.50	$ 152,694.00
49	60	$ 15.76	Existing Premises	10,052	$ 13,201.63	$ 158,419.52
			Expansion Space	9,980	$ 13,107.07	$ 157,284.80

9